SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2002

SOUTHERN ENERGY HOMES, INC.
(Exact name of registrant as specified in its Charter)

Delaware (State of Incorporation)	0-21204 (Commission File Number)	63-1083246 (IRS Employer I.D. No.)

144 Corporate Way, P. O. Box 390
Addison, Alabama 35540
(Address of principal executive offices)

(256) 747-8589
(Registrant’s telephone number)

SIGNATURE
NEWS RELEASE

Item 5. Other Events.

     On December 24, 2002, Southern Energy Homes, Inc. announced the sale of its consumer finance business, consisting primarily of the consumer loan portfolio, as part of the Company’s continuing program to focus on its core manufacturing and supply operations and improve earnings.

     The loan portfolio had a book value of approximately $12.1 million and was owned and managed by the Company’s wholly owned subsidiary, Wenco Finance, Inc. It was sold for approximately $6.5 million in a cash transaction to 21st Mortgage Corporation, which has been the servicing agent for the loans for the past several years. Proceeds of the sale will be used to retire the Company’s debt. Southern Energy expects to recognize a loss on the sale of approximately $5.6 million ($3.7 million, net of a $1.9 million tax benefit) in the fourth quarter of 2002 in discontinued operations.

     A copy of the news release issued by the Company on December 24, 2002 is included as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits: The following exhibits are filed herewith:

Exhibit 99.1 News Release issued by Southern Energy Homes, Inc., dated December 24, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2003	By:	/s/ KEITH O. HOLDBROOKS Keith O. Holdbrooks Chief Executive Officer